POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Rodney Schwatken, Brett Monger and Joseph Ford, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation in each, for him or her and in his or her name, place and stead, to sign any or all reports required or permitted to be filed or signed by him or her under the Securities and Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (including without limitation reports on Form 10, Form 10-K and Form 10KT (including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014), Form 10-Q, Form 8-K, Form 3, Form 4, Form 5, Form S-3, Form S-4, Form S-8, proxy statements and solicitations under Rule 14A, consent statements and solicitations under Rule 14C, Schedule 13-D, Schedule 13-G, and Form 144), and any amendments thereto, in his or her individual capacity and in his or her capacity as an officer or director of Novation Companies, Inc. or its subsidiaries (the “Company”), with respect to transactions in equity securities of the Company and with respect to other matters relating to the Company (including beneficial ownership), and to file the same, with all documents required or permitted to be filed in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

4/24/2015	/s/ Jeffrey E. Eberwein
Date	Signature

Jeffrey E. Eberwein
Printed Name